EXHIBIT 10(iii)(A) 6

FIRST AMENDMENT TO THE
LUCENT TECHNOLOGIES INC. 2004 EQUITY COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

WHEREAS, Section 11 of the Lucent Technologies Inc. 2004 Equity Compensation Plan for Non-Employee Directors (the “Non-Employee Director Plan”) provides that the Board of Directors of Lucent Technologies Inc. (the “Board”) may amend the Non-Employee Director Plan from time to time;

WHEREAS, pursuant to the recommendation of the Leadership Development and Compensation Committee of the Board, the Board approved on July 16, 2004 (the “Approval”) that the Non-Employee Director Plan be amended as set forth hereunder (the “Amendment”); and

WHEREAS, pursuant to the Approval, the Board authorized the Secretary of the Company to execute the Amendment to the Non-Employee Director Plan.

NOW, THEREFORE, IT IS RESOLVED that the Non-Employee Director Plan is amended as follows:

1. Section 3(h)(iii) of the Non-Employee Director Plan, “Definitions — Change in Control”, is amended by deleting the first clause through and including the first semicolon, which text is provided below under the caption “Original Clause” and replacing such clause with the text provided below under the caption “As amended in this First Amendment”:

Original Clause

     “(iii) The approval by the shareowners of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareowners, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); . . . ”

As amended in this First Amendment

“(iii) The consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”); . . .”

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Non-Employee Director Plan.

Except as modified herein, the Non-Employee Director Plan shall continue in full force and effect in accordance with its terms.

Signature:	/s/ William R. Carapezzi, Jr.
William R. Carapezzi, Jr. Senior Vice President, General Counsel and Secretary

Dated: As of July 16, 2004.